Exhibit 99.(a)(1)(D)

ELECTION FORM

OFFER TO AMEND OR REPLACE ELIGIBLE PORTION OF ELIGIBLE OPTION

I, [INSERT NAME], hereby make the following election(s) with respect to my Eligible Option(s) in the Offer made by Black Box Corporation (“Black Box”) pursuant to the Offer described in the Offer to Amend or Replace Eligible Options filed with the SEC on November 19, 2007 (the “Offering Memorandum”). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Offering Memorandum.

Subject to the foregoing, with respect to each Eligible Option identified in the table below, I hereby elect to amend or not amend the Eligible Portion(s) of my Eligible Option(s) as identified in the table below. To indicate your election to tender the Eligible Portion of an Eligible Option for amendment or replacement, please check the “Yes” box in the row of such Eligible Option. To indicate your election not to tender the Eligible Portion of an Eligible Option for amendment or replacement, please check the “No” box in the row of such Eligible Option. You will need to make a decision as to all Eligible Options listed in the table below.

					Fair Market Value	Elect to
Eligible			Shares Eligible		of Black Box	Amend or
Option		Original	for Tender		Common Stock on	Replace
(Original		Option	Offer	Corrected	Corrected	Entire
Number of	Original Date	Exercise	Amendment or	Measurement	Measurement	Eligible
Shares)	of Grant	Price ($)	Replacement (#)	Date	Date ($)	Portion

		$			$	Yes ☐
No ☐

		$			$	Yes ☐
No ☐

		$			$	Yes ☐
No ☐

		$			$	Yes ☐
No ☐

		$			$	Yes ☐
No ☐

Any Eligible Portion of an Eligible Option that you tender for amendment or replacement (i.e., you have checked the “Yes” box with respect to such Eligible Option) will be repriced to the lower of (i) the fair market value of Black Box Common Stock on the Corrected Measurement Date (as listed above) or (ii) the fair market value of Black Box Common Stock on the Amendment Date.

Please note that if the Eligible Option you tender for amendment or replacement has an Original Option Exercise Price (as listed above) greater than the fair market value of Black Box Common Stock on the Amendment Date, the Eligible Portion of that Eligible Option will be canceled and regranted as a New Option with the same terms as the canceled option, including the same exercise price per share and no loss of vesting or change in the expiration date of the option, but with a new grant date.

I hereby agree that, unless I revoke my election before 11:59 p.m., Eastern Standard Time, on Tuesday, December 18, 2007 (or a later expiration date if Black Box extends the Offer) (the “Expiration Date”), my election will be irrevocable, and if accepted by Black Box, this Election Form shall operate to amend the Eligible Options as outlined above, subject to the terms and conditions described in the Offering Memorandum. This Election Form shall also operate as your acceptance of the terms and conditions contained in the Stock Option Amendment and Cash Bonus Agreement (attached as Exhibit 99.(a)(1)(H) to the Schedule TO filed in connection with the Offer) and the Stock Option Cancellation and Regrant Agreement (attached as Exhibit 99.(a)(1)(I) to the Schedule TO filed in connection with the Offer), in each case as applicable to you. A copy of each such applicable agreement will be signed by Black Box and delivered to you following the Expiration Date.

I hereby acknowledge that I may change the terms of my election by submitting a new Election Form by email to 409A.StockOptions@BlackBox.com or by facsimile to “409A Stock Options TO Administrator” at (724) 873-6608. Submissions made by any other means, including hand delivery, inter-office mail or U.S. mail (or other postal service) will not be accepted. Any change of election received after the Expiration Date will be void and of no effect.

I agree that my decision to amend or replace or not amend or not replace the Eligible Portion(s) of any of my Eligible Option(s) in the Offer is entirely voluntary and is subject to the terms of the Offer. I further understand and agree I am not required to tender my Eligible Option(s). I understand that if I elect to tender an Eligible Option, I must tender the entire Eligible Portion of the Eligible Option.

I acknowledge and agree that neither the ability to participate in the Offer nor actual participation in the Offer shall be construed as a right to continued employment with Black Box. I agree that, except as set forth in the Offering Memorandum, Black Box has made no representations or warranties to me regarding this Offer or the future pricing of Black Box stock, and that my participation in this Offer is at my own discretion.

If I exercise my Eligible Option(s) as to the Eligible Portion(s) prior to the conclusion of this Offer, I will no longer be eligible to tender my Eligible Option(s) as to the portion that has been exercised and any election I have made as to such exercised portion will be of no further force and effect. If my service with Black Box terminates prior to the Expiration Date, I understand that I will no longer be eligible to participate in the Offer and any election I have made to amend my Eligible Option(s) will be of no further force and effect.

I agree that to ensure timely payment of any Cash Bonus, I will provide Black Box with any changes in my mailing address and email address prior to the payment of any Cash Bonus.

I hereby acknowledge and agree that neither Black Box, nor any of its respective employees or agents, has made any recommendation to me as to whether or not I should accept the Offer to amend the Eligible Portion(s) of my Eligible Option(s) and that I am not relying on any information provided or representation made by Black Box or any of its respective employees or agents in accepting or rejecting the Offer, other than any information contained in the Offering Memorandum. I acknowledge that I have been afforded the opportunity to consult with my own financial, legal and tax advisors before making this election and that I have knowingly done so or knowingly declined to do so.

I understand that I will receive a Notice of Receipt of Election Form by email at my Black Box email address within three (3) business days after the date on which Black Box receives this Election Form. In addition, within three business (3) days after the Expiration Date, I will receive by email at my Black Box email address the Final Election Confirmation Statement that confirms the last election that I made for my Eligible Option(s) as of the Expiration Date. I agree that I will keep a copy of all Notice of Receipt of Election Form(s) and the Final Election Confirmation Statement that I receive. In the event that I do not receive these Notice of Receipt of Election Form(s) or the Final Election Confirmation Statement confirming my elections in the time frames described above, I understand that it is my responsibility to send my printed copies of this Election Form, and any Notice of Receipt of Election Form or Final Election Confirmation Statement that I did receive by email to 409A.StockOptions@BlackBox.com or by facsimile to “409A Stock Options TO Administrator” at (724) 873-6608 to evidence proper and timely submission of my Election Form.

Black Box will determine, in its sole discretion, all questions as to form of documents and the validity, form, eligibility (including time of receipt) and acceptance of any option tender, and Black Box will decide, in its sole discretion, all questions as to (i) the portion of each outstanding option that comprises an Eligible Option for purposes of the Offer; (ii) the Adjusted Exercise Price to be in effect under each Amended Option; (iii) the number of shares of Black Box Common Stock purchasable under the Amended Option at the Adjusted Exercise Price; (iv) the amount of the Cash Bonus payable with respect to each Amended Option and (v) the cancellation of tendered Eligible Options with exercise prices at or above the fair market value of Black Box Common Stock and the replacement of those canceled options with New Options. Black Box’s determination as to those matters will be final and binding on all parties. Black Box reserves the right to reject any or all option tenders that it determines do not comply with the conditions of the Offer, that it determines are not in appropriate form or that it determines are unlawful to accept. No tender of an Eligible Option will be deemed to be properly made until all defects and irregularities have been cured by the tendering Eligible Optionee or waived by Black Box. Unless waived, any defects or irregularities in connection with the tender of an Eligible Option must be cured within such time as Black Box shall determine. Neither Black Box nor any other person is or will be obligated to give notice of any defects or irregularities with respect to the tendered options, and no person will incur any liability for failure to give any such notice. If the table in this Election Form includes options that are not eligible for the Offer, Black Box will not accept those options for amendment or replacement, but Black Box does intend to accept for amendment or replacement any properly tendered Eligible Option set forth in that table that is not validly withdrawn.

I AGREE THAT BLACK BOX SHALL NOT BE LIABLE FOR ANY COSTS, TAXES, LOSS OR DAMAGE THAT I MAY INCUR THROUGH MY ELECTION TO PARTICIPATE IN OR TO DECLINE PARTICIPATION IN THIS OFFER.

Optionee Signature

Optionee Name (Please Print)	Date

PLEASE SEND THE COMPLETED ELECTION FORM BY EMAIL TO
409A.STOCKOPTIONS@BLACKBOX.COM OR BY FACSIMILE TO “409A STOCK OPTIONS TO
ADMINISTRATOR” AT (724) 873-6608, SO THAT IT IS RECEIVED NO LATER THAN 11:59 P.M.,
EASTERN STANDARD TIME, ON TUESDAY, DECEMBER 18, 2007 (OR A LATER EXPIRATION
DATE IF BLACK BOX EXTENDS THE OFFER).